UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2007
Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

400 W. Illinois, Suite 800 Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 620-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 6, 2007, Basic Energy Services, Inc. (the “Company”) completed the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated January 8, 2007 (as amended on March 5, 2007, the “Merger Agreement”), among the Company, JS Acquisition LLC, an indirect wholly owned subsidiary of the Company, and JetStar Consolidated Holdings, Inc. (“JetStar”). JetStar operates approximately 35,000 horsepower of pressure pumping equipment in Texas, Oklahoma and Kansas. Pursuant to the Merger, the Company issued approximately 1.8 million shares of common stock (and may issue an additional 95,999 shares), paid approximately $45 million in cash consideration to JetStar stockholders and paid approximately $38 million for the repayment of outstanding indebtedness relating to long-term debt. A total of $8.25 million from the cash consideration has been deposited in escrow as security for working capital and net debt adjustments, as well as in part to cover certain potential indemnities and other claims by the Company under the Merger Agreement. JetStar has become an indirect wholly owned subsidiary of the Company.
     On March 6, 2007, in connection with the closing of the Merger, the Company entered into a registration rights agreement with the former stockholders of JetStar (the “Holders”). Under the registration rights agreement, the Company is required to file and maintain a “shelf” registration statement on Form S-3 relating to the offer and sale of the Company’s common stock issued to the Holders pursuant to the Merger. In addition, Holders may require the Company to include their shares in future registration statements that the Company files. Except for underwriting fees, discounts and commissions and brokerage fees, any out-of-pocket expenses of any of the Holders and any capital gains, income or transfer taxes applicable to securities offered for the account of any of the Holders, the Company will be obligated to pay all expenses incurred in connection with the registration of these shares.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     Please see Item 1.01 of this report for disclosure regarding the completion of the Merger, which is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     The Company issued shares of its common stock to JetStar stockholders in connection with the Merger as described under Item 1.01 of this Current Report on Form 8-K. The Company has issued 1,794,759 shares of its common stock as of March 6, 2007, and it may issue approximately 95,999 additional shares of its common stock to stockholders of JetStar who have currently exercised appraisal rights. The issuance of shares of the Company’s common stock in connection with the Merger was made in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act, as the shares were or will be issued to approximately 20 stockholders of JetStar, most of whom are “accredited investors” as defined in Rule 501 under the Securities Act, and the sale of securities by the Company did not involve a public offering.
Item 8.01 Other Events.
     On March 7, 2007, the Company issued a press release announcing the completion of the Merger described in Item 1.01 of this report. A copy of that press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of January 8, 2007, by and among Basic Energy Services, Inc., JS Acquisition LLC and JetStar Consolidated Holdings, Inc.

2.2	Amendment to Merger Agreement, dated as of March 5, 2007, by and among Basic Energy Services, Inc., JS Acquisition LLC and JetStar Consolidated Holdings, Inc.

10.1	Registration Rights Agreement, dated as of March 6, 2007, by and among Basic Energy Services, Inc. and the JetStar Stockholders’ Representative.

99.1	Press Release dated March 7, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.
Date: March 8, 2007	By:	/s/ Alan Krenek
Alan Krenek
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 8, 2007, by and among Basic Energy Services, Inc., JS Acquisition LLC and JetStar Consolidated Holdings, Inc.

2.2	Amendment to Merger Agreement, dated as of March 5, 2007, by and among Basic Energy Services, Inc., JS Acquisition LLC and JetStar Consolidated Holdings, Inc.

10.1	Registration Rights Agreement, dated as of March 6, 2007, by and among Basic Energy Services, Inc. and the JetStar Stockholders’ Representative.

99.1	Press Release dated March 7, 2007

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